CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 551 and Amendment No. 554 to the Registration Statement on Form N-1A of EA Series Trust with respect to Manzil Russell Halal USA Broad Market ETF, a series of shares of EA Series Trust, under the heading “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                             /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 31, 2025